UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 12, 2018
Date of Report (Date of earliest event reported)

NEXE BLOCKCHAIN, INC.
(Exact Name of Registrant as Specified in its Charter)


Delaware
000-55814
82-1615867
(State or Other Jurisdiction
of Incorporation)
(Commission File Number)
(IRS Employer Identification No.)
3709 Promontory Point Drive, Suite 129
Austin, Texas 78744
(Address of principal executive offices)

512-717-7769
Registrants telephone number, including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)
[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.


On October 8, 2018, the Companys independent accounting firm discovered that the Companys unaudited financial statements as of and for the three and six months ended June 30, 2018 and 2017, respectively (the Second Quarter 2018 Financial Statements), which were included in our Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the Second Quarter 2018 Form 10-Q) cannot be relied upon because they were not reviewed by the Companys independent accounting firm prior to the filing of the Second Quarter 2018 Financial Statements included as a part of our Second Quarter 2018 Form 10-Q.


We will include any restated financial information in amendments to our Second Quarter 2018 Form 10-Q for these periods, which we intend to file as soon as practicable. As a result of the foregoing, the Second Quarter 2018 Financial Statements as previously issued should no longer be relied upon.


Management of the Company is evaluating the impact of the non-reliance on the previously issued financial statements on its assessments of the effectiveness of its internal control over financial reporting as of the applicable periods and such assessment will be included in the amendments to the foregoing filings.


These errors have been discussed with KCCW Accountancy Corp., our independent registered public accountants during the periods covered by the Second Quarter 2018 Financial Statements. KCCW Accountancy Corp., our current independent registered public accountants, were provided a copy of the disclosures made herein and were given the opportunity, no later than the day of filing this Current Report on Form 8-K, to review those disclosures and provide us a letter stating whether or not they agree with those disclosures. We will attach any letter we receive as an exhibit to an Amended Form 8-K within two business days of receipt.


The discussion of our revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents managements preliminary assessment of the revised results. These results are subject to change as our independent registered public accounting firm completes its review.


ITEM 9.01 - EXHIBITS

       16.1 	Letter from certifying public accountant






SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 12, 2018

NEXE BLOCKCHAIN, INC.


By: /s/ Victor Wong
Victor Wong

Chief Executive Officer